THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE, made the 30th day of October 2008, between The Wilton Companies, LLC, successor in interest to E. Carlton Wilton, having a place of business at 4901 Dickens Road, Suite 100, Richmond, Virginia 23230 (hereinafter referred to as "Landlord"), and Dixie Sporting Goods Co., Inc., successor in interest to Dixie Sporting Goods, Inc., having a mailing address at 2400 Westwood Avenue, Richmond, Virginia 23230 (hereinafter referred to as "Tenant").

WHEREAS, by agreement of Lease made as of the 6th day of July 1994, First Amendment to Lease dated February 26, 2005 and Second Amendment to Lease dated April 18, 2008, Landlord leased to Tenant certain premises known as 2400 Westwood Avenue, Richmond, Virginia 23230, consisting of a total of 36,765 square feet, as more particularly described in said Lease, and

WHEREAS, Landlord and Tenant desire to modify and amend said Lease,

NOW THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration each in hand paid to the other, the receipt and sufficiency whereof is hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1. The current monthly rental shall be adjusted as follows:

Period	Base Rent	Tax*	Monthly Total*
Nov. 1, 2008 – March 31, 2009	$11,350.00	$827.00	$12,177.00

2. Landlord and Tenant acknowledge that Tenant has overpaid the monthly base rent for the period March 1, 2008 through October 31, 2008. Landlord shall reimburse Tenant $2,743.62. See attached reconciliation dated 12-19-08.

3. Tenant shall hereby extend its Lease for a period of Two (2) Years, commencing April 1, 2009 and ending March 31, 2011.

4. The monthly rental for the extension period shall be as follows:

Period	Base Rent	Tax*	Monthly Total*
April 1, 2009 – March 31, 2010	$11,747.00	$877.00	$12,624.00
April 1, 2010 – March 31, 2011	$12,158.00	$877.00	$13,035.00

*Subject to change pursuant to terms of this Lease

5. In consideration of Tenant extending its Lease for two (2) years, Landlord shall reimburse Tenant $3,000.00 towards exterior painting done on the Leased Premises. Tenant shall provide Landlord a paid receipt showing all work is completed and paid.

6. Tenant shall deduct the reimbursements as outlined in number two (2) and number five (5) above from their January 2009 rent. **For the month of January 2009 only, Tenant shall pay $6,433.38.** ($12,177.00 - $2,743.62 - $3,000.00 = $6,433.38)

7. Tenant shall be responsible for repairs/replacements to HVAC systems up to Five Hundred Dollars ($500.00) per Lease Year/Per Unit. Said Five Hundred Dollars shall be exclusive of regular maintenance checks and filter changes. If Tenant cannot present proof to Landlord of an HVAC preventative maintenance contract(s) for the Demised Premises that is effective within thirty (30) days after the Commencement Date of this Lease, of which said contract includes having all HVAC filters replaced on a quarterly basis, and proof of payment for said contract thereof, this paragraph shall be null and void.

8. All other terms and conditions of said Lease and subsequent modifications to same not modified by this Third Amendment to Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment to Lease as of the day and year first above written.

LANDLORD: The Wilton Companies, LLC
successor in interest to E. Carlton Wilton

By: ____________________
B. Hunt Gunter, Vice President

TENANT: Dixie Sporting Goods Co., Inc.
successor in interest to Dixie Sporting Goods, Inc.

By: ____________________
Ken Caravati, President